UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 26, 2019

HEMISPHERX BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0 - 27072	52-0845822
(state or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	(Identification No.)

2117 SW Highway 484, Ocala FL	34473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 988-0080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On February 26, 2019, Hemispherx Biopharma, Inc. (the “Company”) revised the terms of its previously announced rights offering pursuant to its effective registration statement on Form S-1, as amended (Registration Statement No. 333- 229051), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus filed with the SEC (the “Rights Offering”).  The Company revised the Rights Offering by (i) decreasing the conversion price of the shares of Series B Convertible Preferred Stock included as part of the units issuable upon exercise of the rights issued in the Rights Offering from $0.25 to $0.20, (ii) decreasing the exercise price of the warrants included as part of the units issuable upon exercise of the rights issued in the Rights Offering (the “Warrants”) from $0.25 per share to $0.20 per share, (iii) increasing the number of Warrants contained in each unit from 4,000 to 5,000, (iv) adding a trading volume condition to the Company’s right to redeem the Warrants and (v) changing the valuation provision in the Warrants in the event the Company is required to repurchase the Warrants following a Fundamental Transaction, as defined in the Warrants. To see a more detailed description of the changes to the terms of the Rights Offering, please see Prospectus Supplement No. 1 as filed with the Securities and Exchange Commission on February 26, 2019 (“Prospectus Supplement No. 1”). Additionally, in connection with the revised terms to the Rights Offering, the Company made corresponding changes to the Certificate of Designations for the Series B Convertible Preferred Stock and the form of Warrant. Copies of the Certificate of Designations and the form of Warrant are filed as Exhibits 3.1 and 4.1 to this report, respectively, and are incorporated by reference herein.

Aside from the revised terms described in Prospectus Supplement No. 1, no other terms were revised in the Rights Offering. Accordingly, the unit pricing remains $1,000 per unit, with each unit consisting of one share of Series B Convertible Preferred Stock with a stated value of $1,000 (and immediately convertible into the Company’s common stock based on a conversion price of $0.20) and 5,000 Warrants to purchase the Company’s common stock at an adjusted exercise price of $0.20.  The Warrants will be exercisable for five (5) years after the date of issuance. The subscription rights are non-transferrable and may only be exercised during the subscription period.

As described in Prospectus Supplement No. 1, all of the members of the Company’s senior management and Board of Directors plan to participate in the Rights Offering, each member exercising a portion of his respective rights.

The subscription period for the rights offering will still expire at 5:00 PM Eastern time on March 1, 2019, unless extended by the Company.

In addition, on February 22, 2019, the Company received reauthorization from the Food and Drug Administration (the “FDA”) for its annual extension request, as required by the FDA under 21 CFR 312.8(c), regarding its AMP-511 cost recovery program for chronic fatigue syndrome. This included a calculated cost recovery charge increase from $200 to $345 per vial. Although the FDA has granted the Company’s request to implement the new cost, the Company does not plan on applying the increase in the near future.

On February 27, 2019, the Company issued a press release providing an informational update to stockholders regarding its rights offering.

The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

3.1	Form of Certificate of Designation of Preference, Rights and Limitations of Series B Convertible Preferred Stock.
4.1	Revised Form of Warrant Certificate for Rights Offering.
99.1	Press Release dated February 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMISPHERX BIOPHARMA, INC.

February 27, 2019	By:	/s/ Thomas K. Equels
Thomas K. Equels, CEO